  Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-269690
Prospectus Supplement to Prospectus dated February 10, 2023
Philip Morris International Inc.
$750,000,000 4.750% Notes due 2027
$1,000,000,000 4.875% Notes due 2029
$1,250,000,000 5.125% Notes due 2031
$1,750,000,000 5.250% Notes due 2034

The 4.750% Notes due 2027 will mature on February 12, 2027 (the “2027 Notes”), the 4.875% Notes due 2029 will mature on February 13, 2029 (the “2029 Notes”), the 5.125% Notes due 2031 will mature on February 13, 2031 (the “2031 Notes”) and the 5.250% Notes due 2034 will mature on February 13, 2034 (the “2034 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2031 Notes, the “notes”). Interest on the 2027 Notes is payable semiannually on February 12 and August 12 of each year, beginning August 12, 2024. Interest on the 2029 Notes is payable semiannually on February 13 and August 13 of each year, beginning August 13, 2024. Interest on the 2031 Notes is payable semiannually on February 13 and August 13 of each year, beginning August 13, 2024. Interest on the 2034 Notes is payable semiannually on  February 13 and August 13 of each year, beginning August 13, 2024. We may redeem any of the notes at the applicable redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. See “Description of Notes — Optional Redemption” of this prospectus supplement. We may also redeem the notes of each series prior to maturity if specified events occur involving United States taxation. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
See “Risk Factors” on page S-8 of this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds to Us (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
4.750% Notes due 2027	99.373%	$745,297,500	0.200%	$1,500,000	99.173%	$743,797,500
4.875% Notes due 2029	99.070%	$990,700,000	0.300%	$3,000,000	98.770%	$987,700,000
5.125% Notes due 2031	98.557%	$1,231,962,500	0.350%	$4,375,000	98.207%	$1,227,587,500
5.250% Notes due 2034	97.811%	$1,711,692,500	0.450%	$7,875,000	97.361%	$1,703,817,500
The public offering prices set forth above do not include accrued interest. Interest on the notes of each series will accrue from February 13, 2024.
The notes will not be listed on any securities exchange or included in any automated quotation system.

The underwriters expect to deliver the notes of each series to purchasers in book-entry form through The Depository Trust Company (“DTC”), Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V. (“Euroclear”), as operator of the Euroclear System, on or about February 13, 2024.
Joint Book-Running Managers
Barclays	Citigroup	Mizuho
BBVABofA Securities Deutsche Bank SecuritiesGoldman Sachs & Co. LLCHSBC
Santander SMBC Nikko Standard Chartered BankUBS Investment BankWells Fargo Securities
Co-Managers
Bank of ChinaDBS Bank Ltd. IMI — Intesa Sanpaolo
Prospectus Supplement dated February 9, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the attached prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information varies between this prospectus supplement and the attached prospectus, the information in this prospectus supplement supersedes the information in the attached prospectus. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, any related free writing prospectus or the attached prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in our business, results of operations, cash flows and financial position since the date of this prospectus supplement, any related free writing prospectus or the attached prospectus, regardless of the time of delivery of such document or any sale of securities offered hereby or thereby, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

In connection with the issuance of the notes, Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, BBVA Securities Inc., BofA Securities, Inc., Deutsche Bank Securities Inc.,

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Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Santander US Capital Markets LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank, UBS Securities LLC and Wells Fargo Securities, LLC or their respective affiliates may over-allot notes or effect transactions that stabilize or maintain the market prices of the notes at levels higher than those which might otherwise prevail. In any jurisdiction where there can only be one stabilizing agent, Citigroup Global Markets Inc. or its affiliates shall effect such transactions. This stabilizing, if commenced, may be discontinued at any time and will be carried out in compliance with applicable laws, regulations and rules.

The distribution of this prospectus supplement and the attached prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Offering Restrictions” in this prospectus supplement.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the attached prospectus. If information in this prospectus supplement or the information that is incorporated by reference in this prospectus supplement is inconsistent with the attached prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the attached prospectus.
It is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and any related free writing prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the attached prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2023, the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Current Reports on Form 8-K filed with the SEC on January 24, 2024 and February 2, 2024 (with respect to Item 1.01 only).
Trademarks and servicemarks in this prospectus supplement and the attached prospectus appear in bold italic type and are the property of or licensed by our subsidiaries.
Philip Morris International Inc. is a Virginia holding company incorporated in 1987. Unless otherwise indicated, all references in this prospectus supplement to “PMI,” “us,” “our,” or “we” refer to Philip Morris International Inc. and its subsidiaries.
References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
We may from time to time make written or oral forward-looking statements, including in information included or incorporated by reference in this prospectus supplement and the attached prospectus. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “aspires,” “estimates,” “intends,” “projects,” “aims,” “goals,” “targets,” “forecasts” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Our reduced-risk products (“RRPs”) constitute a relatively new product category that is less predictable than our mature cigarette business. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in the notes. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified important factors in this prospectus supplement and in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in this prospectus supplement and in the documents incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2023. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in this prospectus supplement and in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of our public disclosure obligations.

THE COMPANY
We are a leading international tobacco company, actively delivering a smoke-free future and evolving our portfolio for the long term to include products outside of the tobacco and nicotine sector. Our current product portfolio primarily consists of cigarettes and smoke-free products. Since 2008, we have invested $12.5 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This investment includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. In November 2022, we acquired Swedish Match AB (“Swedish Match”) — a leader in oral nicotine delivery — creating a global smoke-free combination led by our IQOS and ZYN brands. The U.S. Food and Drug Administration has authorized versions of our IQOS Platform 1 devices and consumables, and Swedish Match’s General snus, as Modified Risk Tobacco Products.
To further support the growth of our smoke-free business, reinforce consumer centricity, and increase the speed of innovation and deployment, in January 2023, we began managing our business in four geographical segments, down from six previously, in addition to our continuing Swedish Match and Wellness and Healthcare segments. The four geographical segments are as follows: Europe Region; South and Southeast Asia, Commonwealth of Independent States, Middle East and Africa Region; East Asia, Australia, and PMI Duty Free Region; and Americas Region.
Our cigarettes are sold in approximately 175 markets, and in many of these markets they hold the number one or number two market share position. We have a wide range of premium, mid-price and low-price brands. Our portfolio comprises both international and local brands.
Smoke-free products (“SFPs”) is the term we primarily use to refer to all of our products that are not combustible tobacco products, such as heat-not-burn, e-vapor, and oral nicotine. In addition, SFPs include wellness and healthcare products, as well as consumer accessories such as lighters and matches.
In addition to the manufacture and sale of cigarettes, we are engaged in the development and commercialization of RRPs. RRPs is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. We have a range of RRPs in various stages of development, scientific assessment and commercialization. Our RRPs are SFPs that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke. IQOS is the leading brand in our SFPs portfolio. As of December 31, 2023, our smoke-free products were available for sale in 84 markets.
Our RRPs and commercial activities for these products are designed for, and directed toward, current adult smokers and users of nicotine-containing products. We put significant effort to restrict access of our products from non-smokers and youth. We believe regulation must include measures designed to prevent youth initiation; and we also support and engage with relevant authorities to seek sensible regulation of flavors, mandated health warnings and minimum age laws.
In September 2021, we laid the foundation for our long-term growth ambitions beyond nicotine in wellness and healthcare, including the milestone acquisitions of Vectura Group plc and Fertin Pharma A/S, which provide essential capabilities for future product development. Now, through our Vectura Fertin Pharma business, with a strong foundation and significant expertise in life sciences, we aim to expand into wellness and healthcare areas.
Through our acquisition of Swedish Match, we acquired a market leader in oral nicotine delivery with a significant presence in the United States market. The Swedish Match acquisition was a key milestone in our transformation to becoming a smoke-free company.
At the time of our acquisition of Swedish Match, it already had a leading nicotine pouch franchise in the United States under the ZYN brand name. The Swedish Match product portfolio is complementary to our existing smoke-free portfolio, permitting us to bring together a leading oral nicotine product with the leading heat-not-burn product. By joining forces with Swedish Match, we expect to accelerate the achievement of our joint smoke-free ambitions, switching more adults who would otherwise continue to smoke cigarettes to better alternatives faster than either company could achieve separately.

In the fourth quarter of 2022, we also completed an agreement with Altria Group, Inc. to end our commercial relationship in the United States covering IQOS as of April 30, 2024. Thereafter, PMI will hold the full rights to commercialize IQOS in the United States. On July 14, 2023, we made the final payment to Altria under the terms of the agreement.
Our principal executive offices are located at Philip Morris International Inc., 677 Washington Boulevard, Suite 1100, Stamford, CT 06901, our telephone number is +1 (203) 905-2410 and our website is www.pmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the attached prospectus.

SUMMARY OF THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the attached prospectus.
Issuer
Philip Morris International Inc.
Securities Offered
$750,000,000 total principal amount of the 2027 Notes.
$1,000,000,000 total principal amount of the 2029 Notes.
$1,250,000,000 total principal amount of the 2031 Notes.
$1,750,000,000 total principal amount of the 2034 Notes.
Interest Rates
The 2027 Notes will bear interest from February 13, 2024, at the rate of 4.750% per annum.
The 2029 Notes will bear interest from February 13, 2024, at the rate of 4.875% per annum.
The 2031 Notes will bear interest from February 13, 2024, at the rate of 5.125% per annum.
The 2034 Notes will bear interest from February 13, 2024, at the rate of 5.250% per annum.
Interest Payment Dates
For the 2027 Notes, February 12 and August 12 of each year, beginning on August 12, 2024.
For the 2029 Notes, February 13 and August 13 of each year, beginning on August 13, 2024.
For the 2031 Notes, February 13 and August 13 of each year, beginning on August 13, 2024.
For the 2034 Notes, February 13 and August 13 of each year, beginning on August 13, 2024.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. Because we are a holding company, the notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries. The indenture does not limit the amount of debt or other liabilities we or our subsidiaries may issue.
Optional Redemption
We may, at our option, redeem the 2027 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 2027 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Prior to January 13, 2029 (the date that is one month prior to the scheduled maturity date for the 2029 Notes), we may, at our option, redeem the 2029 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 2029 Notes to be redeemed or a

“make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after January 13, 2029 (the date that is one month prior to the scheduled maturity date for the 2029 Notes), we may, at our option, redeem the 2029 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Prior to December 13, 2030 (the date that is two months prior to the scheduled maturity date for the 2031 Notes), we may, at our option, redeem the 2031 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 2031 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after December 13, 2030 (the date that is two months prior to the scheduled maturity date for the 2031 Notes), we may, at our option, redeem the 2031 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Prior to November 13, 2033 (the date that is three months prior to the scheduled maturity date for the 2034 Notes), we may, at our option, redeem the 2034 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 2034 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after November 13, 2033 (the date that is three months prior to the scheduled maturity date for the 2034 Notes), we may, at our option, redeem the 2034 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
See “Description of Notes — Optional Redemption.”
Optional Tax Redemption
We may redeem all, but not part, of the notes of each series upon the occurrence of specified tax events described under the heading “Description of Notes — Redemption for Tax Reasons” in this prospectus supplement.
Covenants
We will issue the notes of each series under an indenture containing covenants that restrict our ability, with significant exceptions, to:
•
incur debt secured by liens; and

•
engage in sale and leaseback transactions.

Use of Proceeds
We will receive net proceeds (after underwriting discounts and before offering expenses) from this offering of approximately $4,662,902,500. We intend to add the net proceeds to our general funds, which may be used:
•
for general corporate purposes;

•
to repay outstanding commercial paper and refinance our outstanding U.S. dollar denominated 2.875% Notes due 2024 ($900,000,000 aggregate principal amount) or our outstanding euro denominated 2.875% Notes due 2024 (€600,000,000 aggregate principal amount); or

•
to meet our working capital requirements.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. See “Use of Proceeds” in this prospectus supplement.
No Listing
The notes will not be listed on any securities exchange or included in any automated quotation system.
Clearance and Settlement
The notes of each series will be cleared through DTC, Clearstream and Euroclear.
Governing Law
The notes of each series will be governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. See “Risk Factors” and the documents incorporated or deemed to be incorporated by reference herein for a discussion of the factors you should consider carefully before deciding to invest in the notes.
Trustee
HSBC Bank USA, National Association.

RISK FACTORS
You should carefully consider all the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Forward-Looking and Cautionary Statements” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, including risks we face to our business, results of operations and cash flows, which we have incorporated by reference in this prospectus supplement.

USE OF PROCEEDS
We will receive net proceeds (after underwriting discounts and before offering expenses) from this offering of approximately $4,662,902,500. We intend to add the net proceeds to our general funds, which may be used:
•
for general corporate purposes;

•
to repay outstanding commercial paper and refinance our outstanding U.S. dollar denominated 2.875% Notes due 2024 ($900,000,000 aggregate principal amount) or our outstanding euro denominated 2.875% Notes due 2024 (€600,000,000 aggregate principal amount); or

•
to meet our working capital requirements.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.
Nothing contained in this prospectus supplement constitutes a notice of redemption of the U.S. dollar denominated 2.875% Notes due 2024 or the euro denominated 2.875% Notes due 2024.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 5 in the attached prospectus. The attached prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated as of April 25, 2008, between Philip Morris International Inc. and HSBC Bank USA, National Association, as trustee, under which the notes will be issued. The following description supersedes the description of the debt securities in the attached prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the attached prospectus.
Certain Terms of the 2027 Notes
The 2027 Notes are a series of debt securities described in the attached prospectus, which will be senior debt securities, will initially be issued in the aggregate principal amount of $750,000,000 and will mature on February 12, 2027.
The 2027 Notes will bear interest at the rate of 4.750% per annum from February 13, 2024, payable semiannually in arrears on February 12 and August 12 of each year, commencing August 12, 2024, to the persons in whose names the 2027 Notes are registered at the close of business on the preceding January 28 or July 28, each a record date, as the case may be.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Certain Terms of the 2029 Notes
The 2029 Notes are a series of debt securities described in the attached prospectus, which will be senior debt securities, will initially be issued in the aggregate principal amount of $1,000,000,000 and will mature on February 13, 2029.
The 2029 Notes will bear interest at the rate of 4.875% per annum from February 13, 2024, payable semiannually in arrears on February 13 and August 13 of each year, commencing August 13, 2024, to the persons in whose names the 2029 Notes are registered at the close of business on the preceding January 29 or July 29, each a record date, as the case may be.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Certain Terms of the 2031 Notes
The 2031 Notes are a series of debt securities described in the attached prospectus, which will be senior debt securities, will initially be issued in the aggregate principal amount of $1,250,000,000 and will mature on February 13, 2031.
The 2031 Notes will bear interest at the rate of 5.125% per annum from February 13, 2024, payable semiannually in arrears on February 13 and August 13 of each year, commencing August 13, 2024, to the persons in whose names the 2031 Notes are registered at the close of business on the preceding January 29 or July 29, each a record date, as the case may be.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Certain Terms of the 2034 Notes
The 2034 Notes are a series of debt securities described in the attached prospectus, which will be senior debt securities, will initially be issued in the aggregate principal amount of $1,750,000,000 and will mature on February 13, 2034.
The 2034 Notes will bear interest at the rate of 5.250% per annum from February 13, 2024, payable semiannually in arrears on February 13 and August 13 of each year, commencing August 13, 2024, to the persons in whose names the 2034 Notes are registered at the close of business on the preceding January 29 or July 29, each a record date, as the case may be.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
General
In some circumstances, we may elect to discharge our obligations on the notes through full defeasance or covenant defeasance. See “Description of Debt Securities — Defeasance” beginning on page 13 of the attached prospectus for more information about how we may do this.
We may, without notice to or consent of the holders or beneficial owners of any series of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of such series, except for the public offering price and issue date. Any additional notes of a series having such similar terms, together with the applicable series of notes, will constitute a single series of notes under the indenture. No additional notes of a series may be issued if an event of default has occurred with respect to the applicable series of notes.
The notes will not be entitled to any sinking fund.
Optional Redemption
We may, at our option, redeem the 2027 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on February 12, 2027 (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 15 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Prior to January 13, 2029 (the date that is one month prior to the scheduled maturity date for the 2029 Notes) (the “2029 Par Call Date”), we may, at our option, redeem the 2029 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2029 Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2029 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 15 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the 2029 Par Call Date, we may, at our option, redeem the 2029 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Prior to December 13, 2030 (the date that is two months prior to the scheduled maturity date for the 2031 Notes) (the “2031 Par Call Date”), we may, at our option, redeem the 2031 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2031 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the 2031 Par Call Date, we may, at our option, redeem the 2031 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to November 13, 2033 (the date that is three months prior to the scheduled maturity date for the 2034 Notes) (the “2034 Par Call Date”), we may, at our option, redeem the 2034 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2034 Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2034 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 25 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the 2034 Par Call Date, we may, at our option, redeem the 2034 Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, as applicable (assuming for this purpose that the 2027 Notes matured on February 12, 2027, the 2029 Notes matured on the 2029 Par Call Date, the 2031 Notes matured on the 2031 Par Call Date and the 2034 Notes matured on the 2034 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC or their affiliates, which are primary United States government securities dealers and one other leading primary U.S. government securities dealer in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 2:00 pm New York time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
We will, or will cause the trustee or paying agent on our behalf to, mail notice of a redemption to holders of the applicable notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of DTC) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable notes or any portion thereof called for redemption. On or before the applicable redemption date, we will deposit with the trustee, funds sufficient to pay the redemption price of, and (unless the redemption date shall be an interest payment date) accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes of any series of notes are to be redeemed, the notes to be redeemed, as applicable, shall be selected, in the case of notes in definitive form, by lot. If any note in definitive form is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in definitive form in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC, which may be made on a pro rata pass-through distribution of principal basis. The trustee shall not be responsible for calculating the “make-whole” premium.
We may at any time, and from time to time, purchase notes of any series at any price or prices in the open market or otherwise.
Book-Entry Notes
We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will be offered and sold in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the notes of each series in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as the “global notes.” Each such global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary (“Depositary”), and registered in the name of Cede & Co. (as nominee of DTC). Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by the Depositary to a nominee of such Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provision of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (“DTC Participants”) deposit with DTC. DTC also facilitates settlement of securities transactions among the DTC Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates.
Direct DTC Participants (“DTC Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as banks, securities brokers and dealers that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly (we refer to the latter as “DTC Indirect Participants”).
Purchases of the notes under DTC’s book-entry system must be made by or through DTC Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the DTC Direct or DTC Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

Upon the deposit of a registered global note, DTC will credit, on its book-entry registration and transfer system, the DTC Participants’ accounts with the respective principal or face amounts of the relevant series of notes beneficially owned by the DTC Participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of DTC Participants, and on the records of DTC Participants, with respect to interests of persons holding through DTC Participants.
To facilitate subsequent transfers, all global notes deposited by DTC Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the global notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the DTC Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.
So long as DTC, or its nominee, is the registered owner of a registered global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the relevant series of notes represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have the book-entry notes represented by the notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for that global note and, if that person is not a DTC Participant, on the procedures of the DTC Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions may require that some purchasers of notes take physical delivery of these notes in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. In addition, because DTC can act only on behalf of DTC Direct Participants, which in turn act on behalf of DTC Indirect Participants, the ability of a person having a beneficial interest in a global note to pledge or transfer such interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.
PMI will make payments due on the notes to Cede & Co. in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that global note, is to immediately credit the DTC Participants’ accounts in amounts proportionate to their respective beneficial interests in that global note as shown on the records of the Depositary. Payments by DTC Participants to owners of beneficial interests in a global note held through DTC Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those DTC Participants. Payment to Cede & Co. is the responsibility of PMI. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of DTC Direct and DTC Indirect Participants. None of PMI, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
Redemption notices shall be sent to DTC. If less than all of the notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC Direct Participant in such series to be redeemed. DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Notices
Notices to holders of the notes will be sent to the registered holders and mailed, first class postage prepaid, or by email, at his or her physical address or email address as they appear in the security register for the notes.
Restrictive Covenants
The indenture limits the amount of liens (subject to certain exceptions described in “Description of Debt Securities — Restrictive Covenants” in the attached prospectus) that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described in this paragraph, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets. The indenture also restricts our ability to engage in Sale and Leaseback Transactions under certain circumstances. See “Description of Debt Securities — Restrictive Covenants — Sale and Leaseback Transactions” in the attached prospectus.
At December 31, 2023, our Consolidated Net Tangible Assets were $10.5 billion.
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of any note who is a non-United States person (as defined below) such additional amounts as may be necessary to ensure that every net payment on such note, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. However, we will not pay additional amounts if the beneficial owner is subject to taxation solely for reasons other than its ownership of the note, nor will we pay additional amounts for or on account of:
(a)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a note) between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) of a note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;
(b)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;

(c)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization, or being a corporation that accumulates earnings to avoid United States federal income tax;

(d)
any tax, assessment or other governmental charge imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of our classes of stock that are entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

(e)
any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by us or any paying agent from payments in respect of such note;

(f)
any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge;

(g)
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

(h)
any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)
any tax, assessment or other governmental charge imposed as a result of the failure of the beneficial owner to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(j)
any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(k)
any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code; or

(l)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).

In addition, we will not pay additional amounts to a beneficial owner of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. The term “beneficial owner” includes any person holding a note on behalf of or for the account of a beneficial owner.
As used herein, the term “non-United States person” means a person that is not a United States person. The term United States person means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust. “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).
Redemption for Tax Reasons
We may redeem a series of notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such notes plus any accrued interest and additional amounts to the date fixed for redemption if:
•
as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after February 13, 2024, we have or will become obligated to pay additional amounts with respect to such series of notes as described above under “Payment of Additional Amounts”, or

•
on or after February 13, 2024, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to us, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that we will become obligated to pay additional amounts with respect to such series of notes, and we in our business judgment determine that such obligations cannot be avoided by the use of reasonable measures available to us.
If we exercise our option to redeem a series of notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem the notes and the written opinion of independent legal counsel if required.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes generally the material United States federal income and, in the case of non-United States Holders (as defined below), estate tax considerations with respect to your acquisition, ownership and disposition of a note if you are a beneficial owner of such note. Unless otherwise indicated, this summary addresses only notes purchased at original issue for their original offering price and held by beneficial owners as capital assets, and does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities or currencies, trader in securities that elects to use the mark-to-market method of accounting for your securities holdings, person subject to the alternative minimum tax, United States expatriate, United States person with a functional currency other than the U.S. dollar, person that holds notes as part of an integrated investment (including a “straddle”), “controlled foreign corporation,” “passive foreign investment company,” person required to accelerate the recognition of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or corporation that accumulates earnings to avoid United States federal income tax). If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes should consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our notes, as this summary does not address special tax considerations that may be relevant to such a partner. This summary does not discuss any aspect of state, local or non-United States taxation, or any United States federal tax considerations other than income and estate taxation.
This summary is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.
We urge prospective investors in the notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of the notes.
United States Holders
This discussion applies to you if you are a “United States Holder.” For this purpose, a “United States Holder” is a beneficial owner of a note that is:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source;

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•
a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Payments of Interest
Payments of interest on a note generally will be taxable to you as ordinary interest income at the time the interest accrues or is received, in accordance with your method of accounting for tax purposes.
Sale, Exchange, Redemption or Disposition of a Note
Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between (i) the amount you realize on the sale, exchange, redemption or other taxable disposition, other than amounts, if any, attributable to accrued but unpaid stated interest, which will be taxable as described above, and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note to you. The gain or loss you recognize on the sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. Under current United States federal income tax law, net long-term capital gains realized by taxpayers that are individuals, estates or trusts are eligible for taxation at preferential rates. The distinction between capital gain or loss and ordinary income or loss also is relevant for purposes of the limitation on the deductibility of capital losses.
Backup Withholding and Information Reporting
Unless you are an exempt recipient, a backup withholding tax and certain information reporting requirements may apply to payments we make to you of principal of, and interest or premium (if any) on, and proceeds of the sale or exchange before maturity of, a note. Backup withholding and information reporting will not apply to payments that we make on the notes to exempt recipients that establish their status as such, regardless of whether such entities are the beneficial owners of such notes or hold such notes as a custodian, nominee or agent of the beneficial owner. However, with respect to payments made to a custodian, nominee or agent of the beneficial owner, backup withholding and information reporting may apply to payments made by such custodian, nominee or other agent to you unless you are an exempt recipient and establish your status as such.
If you are not an exempt recipient (for example, if you are an individual), backup withholding will not be applicable to payments made to you if you (i) have supplied an accurate Taxpayer Identification Number (usually on an IRS Form W-9), (ii) have not been notified by the IRS that you have failed to properly report payments of interest and dividends and (iii) have certified under penalties of perjury that you have received no such notification and have supplied an accurate Taxpayer Identification Number. However, information reporting will be required in such a case.
Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, provided that any required information is furnished to the IRS in a timely manner.
Unearned Income Medicare Contribution
A tax of 3.8% is imposed on the amount of “net investment income” (or undistributed “net investment income,” in the case of an estate or trust) received by taxpayers with adjusted gross income above certain threshold amounts. “Net investment income” as defined for United States federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the notes. Tax exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. You should consult your own tax advisors regarding the effect, if any, of this tax on your investment in the notes.
Non-United States Holders
This discussion applies to you if you are a “non-United States Holder.” A “non-United States Holder” is a beneficial owner of a note that is neither a United States Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).
Payments of Interest
Payments of interest that we make to you will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for one of the exceptions described below.
Subject to the discussion of backup withholding and FATCA below, no withholding of United States federal income tax will be required with respect to payments we make to you of interest provided that:
•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•
you are not a controlled foreign corporation that is related to us through stock ownership; and

•
you have provided the required certifications as set forth in Section 871(h) and Section 881(c) of the Code.

To satisfy these certification requirements, you generally will be required to provide, prior to a payment of interest, a statement that:
•
is signed by you under penalties of perjury;

•
certifies that you are the beneficial owner of the notes and are not a United States Holder; and

•
provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or W-8BEN-E or a substantially similar substitute form and you must inform the recipient of any change in the information on the statement within 30 days of such change. Special certification rules apply to non-United States Holders that are pass-through entities rather than corporations or individuals.
If you are engaged in a United States trade or business and interest received by you on a note is effectively connected with your conduct of such trade or business (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain), you will be exempt from the withholding of United States federal income tax described above, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest on the note is effectively connected with your conduct of a trade or business in the United States. In such a case, you will be subject to tax on interest you receive on a net income basis in the same manner as if you were a United States Holder. If you are a corporation, effectively connected income may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If you are not eligible for relief under one of the exceptions described above, the amount of any interest that we pay to you that is subject to withholding may be reduced if we qualify as an “80/20 company” for United States federal income tax purposes. A U.S. corporation that was an 80/20 company on August 10, 2010 generally continues to be an 80/20 company if at least 80% of its gross income during an applicable testing period is, directly or through subsidiaries, “active foreign business income,” and it does not add a substantial line of business to its operations. The 80% test for active foreign business income is computed annually. Although we believe that we currently are an 80/20 company, our operations and business plans may change in subsequent taxable years. Therefore, no assurance can be given regarding our classification as an 80/20 company for United States federal income tax purposes in the future.
In addition, regardless of whether we qualify as an 80/20 company, you may qualify for an exemption from, or a reduced rate of, United States federal withholding tax under a United States income tax treaty. In general, this exemption or reduced rate of tax applies only if you provide a properly completed IRS Form W-8BEN or W-8BEN-E or substantially similar form claiming benefits under an applicable income tax treaty.
Sale, Exchange, Redemption or Disposition of Notes
You generally will not be subject to United States federal income tax on any gain realized upon your sale, exchange, redemption or other taxable disposition of notes unless:
•
the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain); or

•
you are an individual, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your notes is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.
Backup Withholding and Information Reporting
The amount of interest we pay to you on notes will be reported to you and to the IRS annually on an IRS Form 1042-S even if you are exempt from the 30% withholding tax described above. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where you are resident under provisions of an applicable income tax treaty or agreement.
In addition, backup withholding tax and certain other information reporting requirements apply to payments of interest and certain reportable payments, unless an exemption applies. Backup withholding and information reporting will not apply to payments we make to you if you have provided under penalties of perjury the required certification of your non-United States person status as discussed above under “Payments of Interest” (and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States Holder) or if you are an exempt recipient.
If you sell or redeem a note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or redemption will be subject to information reporting and backup withholding unless you provide a withholding certificate or other appropriate documentary evidence establishing that you are not a United States Holder to the broker and such broker does not have actual knowledge or reason to know that you are a United States Holder, or you are an exempt recipient eligible for an exemption from information reporting and backup withholding. If you sell or redeem a note through the foreign office of a broker who is a United States person or has certain specified connections with the United States, the proceeds from such sale or redemption will be subject to information reporting unless you provide to such broker a withholding certificate or other documentary evidence establishing that you are not a United States Holder and such broker does not have actual knowledge or reason to know that such evidence is unreliable or incorrect, or you are an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that you are a United States Holder.
Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, if any, provided that you timely file a United States federal income tax return with the IRS claiming such refund or credit.
Estate Tax
A note held by an individual who at the time of death is a non-United States Holder will not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such note are not effectively connected with such individual’s conduct of a United States trade or business.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly known as FATCA) may impose a 30% withholding tax on payments of any interest income on the notes, and gross proceeds from the disposition of the notes, to certain non-U.S. entities (whether such non-U.S. entities are beneficial owners or intermediaries), including certain foreign financial institutions and investment funds, unless such non-U.S. entity complies with certain specified information reporting and other requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or substantial United States owners (in the case of non-financial foreign entities). Under proposed regulations promulgated by the Treasury Department on December 13, 2018, FATCA withholding does not apply to payments of gross proceeds from a disposition of a debt instrument. The proposed regulations state that taxpayers may rely on the proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a non-United States Holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective purchasers of the notes should consult their own tax advisors regarding these withholding and reporting provisions.

UNDERWRITING
Subject to the terms and conditions set forth in the terms agreement dated the date of this prospectus supplement, which incorporates by reference the underwriting agreement dated as of April 25, 2008, each of the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, BBVA Securities Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Santander US Capital Markets LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to each underwriter, the respective principal amount of each series of notes as set forth opposite the name of each underwriter below.
Underwriter	Principal Amount of 4.750% Notes due 2027	Principal Amount of 4.875% Notes due 2029	Principal Amount of 5.125% Notes due 2031	Principal Amount of 5.250% Notes due 2034
Barclays Capital Inc.	$71,250,000	$95,000,000	$118,750,000	$166,250,000
Citigroup Global Markets Inc.	$71,250,000	$95,000,000	$118,750,000	$166,250,000
Mizuho Securities USA LLC	$71,250,000	$95,000,000	$118,750,000	$166,250,000
BBVA Securities Inc.	$50,250,000	$67,000,000	$83,750,000	$117,250,000
BofA Securities, Inc.	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Deutsche Bank Securities Inc.	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Goldman Sachs & Co. LLC	$50,250,000	$67,000,000	$83,750,000	$117,250,000
HSBC Securities (USA) Inc.	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Santander US Capital Markets LLC	$50,250,000	$67,000,000	$83,750,000	$117,250,000
SMBC Nikko Securities America, Inc.	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Standard Chartered Bank	$50,250,000	$67,000,000	$83,750,000	$117,250,000
UBS Securities LLC	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Wells Fargo Securities, LLC	$50,250,000	$67,000,000	$83,750,000	$117,250,000
Bank of China (Europe) S.A.	$11,250,000	$15,000,000	$18,750,000	$26,250,000
DBS Bank Ltd.	$11,250,000	$15,000,000	$18,750,000	$26,250,000
Intesa Sanpaolo IMI Securities Corp.	$11,250,000	$15,000,000	$18,750,000	$26,250,000
Total	$750,000,000	$1,000,000,000	$1,250,000,000	$1,750,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.
We have been advised by the underwriters that the underwriters propose initially to offer some of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer some of the notes to certain dealers at the public offering prices less concessions not in excess of 0.100% in the case of the 2027 Notes, not in excess of 0.180% in the case of the 2029 Notes, not in excess of 0.200% in the case of the 2031 Notes and not in excess of 0.250% in the case of the 2034 Notes. The underwriters may allow, and these dealers may reallow, concessions not in excess of 0.050% in the case of the 2027 Notes, not in excess of 0.100% in the case of the 2029 Notes, not in excess of 0.125% in the case of the 2031 Notes and not in excess of 0.150% in the case of the 2034 Notes, of the principal amount of the notes on sales of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering prices and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by PMI
Per 4.750% Note due 2027	0.200%
Per 4.875% Note due 2029	0.300%
Per 5.125% Note due 2031	0.350%
Per 5.250% Note due 2034	0.450%
In connection with the issuance of the notes, the underwriters or their respective affiliates may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the stabilizing underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the stabilizing agent has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.
We estimate that our total expenses of this offering, excluding underwriting discounts, will be approximately $3.6 million.
Each of the representatives and certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In addition, certain of the underwriters and their affiliates have performed certain investment banking, advisory or general financing and banking services for us and our affiliates from time to time, for which they have received customary fees and expenses. Certain of the underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. The representatives or their affiliates and certain of the underwriters or their affiliates have been or are lenders in connection with our existing credit facilities or dealers in connection with our commercial paper programs. These companies receive standard fees for their services.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the several underwriters may be required to make because of any of those liabilities.

It is expected that delivery of the notes will be made against payment therefor on or about February 13, 2024, which will be the second business day following the date of pricing of the notes (such settlement cycle being herein referred to as T+2).
The notes are new issues of securities with no established trading market and will not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that the notes will have a liquid trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice.

OFFERING RESTRICTIONS
This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.
Each of the underwriters has severally represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the notes, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
The communication of this prospectus supplement and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus are only being distributed to, and are directed only at, and any offer subsequently made may only be directed at, persons inside or outside the UK (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK, by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Future Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or

(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulation 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEA”). Accordingly, the notes will not be offered or sold, and the underwriters will not offer or sell the notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 – 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 – 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 – 105 Underwriting Conflicts (“NI 33 – 105”), the underwriters are not required to comply with the disclosure requirements of NI 33 – 105 regarding underwriter conflicts of interest in connection with this offering in Canada.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the attached prospectus information that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the attached prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the attached prospectus and in our other filings with the SEC.
We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 1-33708:
•
our Annual Report on Form 10-K for the year ended December 31, 2023,

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022, and

•
our Current Reports on Form 8-K filed with the SEC on January 24, 2024 and February 2, 2024 (with respect to Item 1.01 only).

These documents contain important information about our business and our financial performance.
We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-33708 (other than information in such filings that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement, the attached prospectus and in our other filings with the SEC.
You may obtain a free copy of these filings from us by writing to or telephoning us at the following address and telephone number:
Philip Morris International Inc.
677 Washington Boulevard, Suite 1100
Stamford, CT 06901
Attention: Office of the Corporate Secretary
Telephone: +1 (203) 905-2410

LEGAL MATTERS
The validity of the notes will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Eversheds Sutherland (US) LLP, Washington, D.C. is also representing us with respect to United States federal tax laws.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Philip Morris International Inc.
Debt Securities
Warrants to Purchase Debt Securities
Philip Morris International Inc. may offer from time-to-time debt securities or warrants to purchase debt securities. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.
Investing in the securities involves risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 10, 2023

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities and warrants to purchase debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”
Unless otherwise indicated, all references in this prospectus to “us,” “our” or “we” refer to Philip Morris International Inc. and its subsidiaries.
References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.pmi.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.
We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-33708:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023;

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the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2022 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021; and

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our Current Reports on Form 8-K filed with the SEC on January 11, 2023 (with respect to Item 5.02 only) and January 30, 2023 (with respect to Item 1.01 only).

These documents contain important information about our business and our financial performance.
We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-33708. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.
You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:
Philip Morris International Inc.
677 Washington Blvd, Suite 1100
Stamford, Connecticut 06901
Attention: Office of the Corporate Secretary
Telephone: (203) 905-2410

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
We may from time to time make written or oral forward-looking statements, including in information included or incorporated by reference in this prospectus and the applicable prospectus supplement. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “aspires,” “estimates,” “intends,” “projects,” “aims,” “goals,” “targets, “forecasts” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Our reduced-risk products (“RRPs”) constitute a new product category that is less predictable than our mature cigarette business. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in our securities. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified important factors in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of our public disclosure obligations.

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THE COMPANY
General
We are a leading international tobacco company working to deliver a smoke-free future and to evolve our portfolio for the long term to include products outside of the tobacco and nicotine sector. Our current product portfolio primarily consists of cigarettes and smoke-free products, which include heat-not-burn, vapor, and oral nicotine products. Since 2008, we have invested more than $10.5 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This investment includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies.
In 2021, we laid the foundation for our long-term growth ambitions beyond nicotine in wellness and healthcare, including the milestone acquisitions of Vectura Group plc and Fertin Pharma A/S, which provide essential capabilities for future product development. Now, through our Vectura Fertin Pharma subsidiary, with a strong foundation and significant expertise in life sciences, we aim to expand into wellness and healthcare areas.
In November 2022, we acquired Swedish Match AB (“Swedish Match”) — a leader in oral nicotine delivery — creating a global smoke-free combination led by the companies’ IQOS and ZYN brands. The U.S. Food and Drug Administration has authorized versions of our IQOS Platform 1 devices and consumables, and Swedish Match’s General snus as Modified Risk Tobacco Products.
The Swedish Match acquisition is a key milestone in our transformation to becoming a smoke-free company. Swedish Match already has a leading nicotine pouch franchise in the United States under the ZYN brand name. The Swedish Match product portfolio is complementary to our existing portfolio, permitting us to bring together a leading oral nicotine product with the leading heat-not-burn product. By joining forces with Swedish Match, we expect to accelerate the achievement of our joint smoke-free ambitions, switching more adults who would otherwise continue to smoke to better alternatives faster than either company could achieve separately.
As of December 31, 2022, we managed our business in six geographical segments, a Swedish Match segment and a Wellness and Healthcare segment:
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European Union;

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Eastern Europe;

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Middle East & Africa, which includes our international duty free business;

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South & Southeast Asia;

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East Asia & Australia;

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Americas;

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Swedish Match, which reflects our fourth quarter 2022 acquisition of the company; and

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Wellness and Healthcare, which includes the operating results of our new Wellness and Healthcare business, Vectura Fertin Pharma. In the third quarter of 2021, we acquired Fertin Pharma A/S, Vectura Group plc. (also known as Vectura Group Ltd.) and OtiTopic, Inc. On March 31, 2022, we launched a new Wellness and Healthcare business consolidating these entities, Vectura Fertin Pharma.

To further support the growth of our smoke-free business, reinforce consumer centricity, and increase the speed of innovation and deployment, in January 2023, we rearranged our operations in four geographical segments, down from the current six and as follows:
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Europe Region is headquartered in Lausanne, Switzerland, and covers all the European Union countries, Switzerland, the United Kingdom, and also Ukraine, Moldova and Southeast Europe;

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South and Southeast Asia, Commonwealth of Independent States, Middle East and Africa Region is headquartered in Dubai, United Arab Emirates. It covers South and Southeast Asia, the African continent, the Middle East, Turkey, as well as Israel, Central Asia, Caucasus and Russia;

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East Asia, Australia, and PMI Duty Free Region is headquartered in Hong Kong and includes the consolidation of our international duty free business with East Asia & Australia; and

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Americas Region is headquartered in Stamford, Connecticut and covers the United States, Canada and Latin America.

The operations of Swedish Match and our Wellness and Healthcare segment remain unchanged.
Our cigarettes are sold in approximately 175 markets, and in many of these markets they hold the number one or number two market share position. We have a wide range of premium, mid-price and low-price brands. Our portfolio comprises both international and local brands.
In addition to the manufacture and sale of cigarettes, we are engaged in the development and commercialization of RRPs. RRPs is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. We have a range of RRPs in various stages of development, scientific assessment and commercialization. Our RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke. Smoke-free products is the term we primarily use to refer to all of our products that are not combustible tobacco products, such as heat-not-burn, e-vapor, and oral nicotine. In addition, smoke-free products include wellness and healthcare products, as well as consumer accessories such as lighters and matches. IQOS is the leading brand in our smoke-free product portfolio. As of December 31, 2022, our smoke-free products were available for sale in 73 markets.
Our principal executive offices are located at Philip Morris International Inc., 677 Washington Blvd, Suite 1100, Stamford, Connecticut 06901, our telephone number is +1 (203) 905 - 2410 and our website is www.pmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Other
Philip Morris International Inc. is a legal entity separate and distinct from our direct and indirect subsidiaries. Accordingly, our right, and thus the right of our creditors and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior rights of creditors of such subsidiary, except to the extent that claims of our company itself as a creditor may be recognized. As a holding company, our principal sources of funds, including funds to make payment on our debt securities, are from the receipt of dividends and repayment of debt from our subsidiaries. Our principal wholly owned and majority-owned subsidiaries currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or to make other distributions that are otherwise compliant with law.

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities and debt warrants and the net proceeds, if any, from the exercise of debt warrants, for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.
We expect to issue long-term and short-term debt from time to time. The nature and amount of our long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time as a result of business requirements, market conditions and other factors.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of April 25, 2008 between us and HSBC Bank USA, National Association, as trustee.
This prospectus briefly describes the material indenture provisions. Those descriptions are qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. A copy of the indenture is listed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, or the Trust Indenture Act, certain terms of which are made part of the indenture by reference.
The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.
Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Philip Morris International Inc. and not its subsidiaries.
General
The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities will be payable or their manner of determination;

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if the debt securities will bear interest:

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the interest rate or rates;

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the date or dates from which any interest will accrue;

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the interest payment dates for the debt securities; and

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the regular record date for any interest payable;

or, in each case, their method of determination;
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the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

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the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

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the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

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if denominations other than $1,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

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the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

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any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

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currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

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whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

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whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary, if any, for the global securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

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whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

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any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

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the form of the debt securities;

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whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance”;

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if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

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any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

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any other specific terms of the debt securities.

(Section 301)
We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue

OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.
We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement. (Section 301)
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Consolidation, Merger or Sale
Under the indenture, we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:
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the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture;

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after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

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the successor corporation assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions.

(Section 801)
The successor corporation will assume all of our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor corporation will have all of our rights and powers under the indenture. (Section 802)
Waivers Under the Indenture
Under the indenture, the holders of not less than a majority in aggregate principal amount of all affected series of the outstanding debt securities (voting as a single class), may on behalf of all holders of such affected series:
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waive our compliance with certain covenants of the indenture; and (Section 1009)

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waive any past default under the indenture, except:

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a default in the payment of the principal of, or any premium or interest on, any debt securities; and

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a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security.

(Section 513)
Events of Default
When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:
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we fail to pay any installment of interest on any debt security of that series for 30 days after payment was due;

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we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

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we fail to make any sinking fund payment when due with respect to debt securities of that series;

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we fail to perform, or breach, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after we receive written notice of it from the trustee or holders of 25% in aggregate principal amount of all outstanding series of the debt securities or, with respect to any such covenant or agreement which is not applicable to all series of debt securities, by the holders of at least 25% in aggregate principal amount of the affected series (in each case voting as a single class);

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we or a court take certain actions relating to bankruptcy, insolvency or reorganization of our company; or

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any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series.

(Section 501)
The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.
A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under our other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)
If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the trustee or the holders of at least 25% in aggregate principal amount of all outstanding series of the debt securities to which it is applicable or, if such default is not applicable to all series of the debt securities, the holders of at least 25% in principal amount of all series to which it is applicable (in each case voting as a single class) may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.
If an Event of Default occurs which involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)
Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 507) The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)
The indenture requires us to file each year with the trustee, an officer’s certificate that states that:
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the signing officer has supervised a review of our activities during such year and performance under the indenture; and

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to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)
Payment and Transfer
We will pay the principal of, and any premium and interest on, debt securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the indenture. We will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)
Restrictive Covenants
The indenture includes the following restrictive covenants:
Limitations on Liens
The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:
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in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

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liens existing on the date of the indenture;

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liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

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liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets. (Section 1007)
At December 31, 2022, our Consolidated Net Tangible Assets were $5.3 billion.
Sale and Leaseback Transactions
A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited, unless within 90 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the penultimate paragraph above in the subsection entitled “Restrictive Covenants — Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets. (Section 1008)
There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or debt warrants.
Defined Terms
We define Subsidiaries as any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees of such corporation is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)
We define Principal Facility as all real property constituting part of any manufacturing plant or distribution facility owned and operated by us or any Subsidiary, together with such manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes, but excluding trade fixtures, business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials. The term Principal Facility shall not include any particular manufacturing plant or distribution facility as of any particular date unless its net book value exceeds 0.75% of Consolidated Net Tangible Assets. (Section 1007)

We define a Sale and Leaseback Transaction as the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)
We define Consolidated Net Tangible Assets as the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries. (Section 101)
Global Securities
We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.
We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.
The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.
Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:
•
will not be entitled to have debt securities represented by global securities registered in their names;

•
will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•
will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)
We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:
•
the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•
we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•
an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.
You may transfer or exchange certificated securities at any office that we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)
Registration of Transfer
You may effect the transfer of certificated securities and the right to receive the principal of, and any premium and interest on, certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
We are not required to:
•
issue, register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•
register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

(Section 305)
Exchange
At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.
We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.
The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.
Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance
Legal Defeasance
Unless otherwise specified in the prospectus supplement, we can legally release ourselves from all of our obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:
•
we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•
we have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•
such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance
Unless specified in the prospectus supplement, we can make the same type of deposit described above under “Defeasance — Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:
•
we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•
we have delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•
such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:
•
our promises previously described under “Restrictive Covenants — Limitation on Liens;”

•
our promises previously described under “Restrictive Covenants — Sale and Leaseback Transactions;”

•
the events of default relating to breach of such covenants, described under “Events of Default;” and

•
certain other covenants applicable to the series of debt securities and described in the prospectus supplement.

(Sections 402-404)
Payments of Unclaimed Moneys
Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)
Supplemental Indentures Not Requiring Consent of Holders
Without the consent of any holders of debt securities, we and the trustee may supplement the indenture, among other things, to:
•
pledge property to the trustee as security for the debt securities;

•
reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the indenture;

•
cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•
establish the form and terms of any series of debt securities as provided in the indenture;

•
add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•
add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•
change the trustee or provide for an additional trustee; or

•
modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act.

(Section 901)
Supplemental Indentures Requiring Consent of Holders
With the consent of the holders of not less than a majority in principal amount of all series of the debt securities that would be affected by a modification of the indenture (voting as a single class), the indenture permits us and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:
•
modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•
reduce the rate of payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•
change any of our obligations to pay additional amounts under the indenture;

•
reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by us, or the time when the redemption, repayment or purchase may be made;

•
make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•
reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•
impair any right of repayment or purchase at the option of any holder of debt securities;

•
reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•
reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions.

(Section 902)
A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.
As described in the first paragraph of this subsection, as well as above under “Waivers Under the Indenture” and “Events of Default” above, the indenture provides for a voting mechanism whereby all series of debt securities that may be affected (voting as a single class) will be permitted to approve certain waivers or amendments that affect all such series of debt securities. Therefore, series of debt securities in the aggregate (voting as a single class) may, in certain circumstances, approve waivers or amendments applicable to a class of debt securities that is also affected by such waiver or amendment and that did not vote in favor of such waiver or amendment.
Redemption
The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. We must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:
•
the redemption date;

•
the redemption price;

•
the place or places of payment;

•
the CUSIP or ISIN number of the debt securities being redeemed;

•
in the case of partial redemption, the principal amount being redeemed;

•
whether the redemption is pursuant to a sinking fund; and

•
that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue.

(Section 1104)
On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, we may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)
Concerning the Trustee
HSBC Bank USA, National Association is the trustee under the indenture. HSBC Bank USA, National Association or its affiliates make loans to and perform certain other services for us and certain of our subsidiaries and affiliates. Among other services, HSBC Bank USA, National Association or its affiliates provide us and our affiliates with investment banking and cash management services, foreign exchange and investment custody account services, and participate in our credit facilities and those of our affiliates.
Governing Law
The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF DEBT WARRANTS
We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants separately or together with any debt securities offered by any prospectus supplement. If issued together with any debt securities, debt warrants may be attached to or separate from such debt securities. Debt warrants will be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to the particular issue of debt warrants. The debt warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of debt warrant agreement, including a form of debt warrant certificate, reflecting the particular terms and provisions of a particular issue of debt warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of any form of debt warrant agreement that has been filed. Summaries of certain provisions of the debt warrant agreements and debt warrant certificates follow. You should read the more detailed provisions of the forms of debt warrant agreement and debt warrant certificate and any additional terms relating to the particular issue of debt warrants, which will be described in detail in the applicable prospectus supplement, for additional information before you buy any debt warrants.
General
The prospectus supplement will describe the terms of the debt warrants offered thereby, the debt warrant agreements relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•
the offering price;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•
if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

•
if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise, and any provisions for changes to or adjustments in the exercise price;

•
the date on which the right to exercise the debt warrants will commence and the date on which such right will expire;

•
the maximum or minimum number of warrants which may be exercised at any time;

•
United States federal income tax consequences;

•
the identity of the debt warrant agent; and

•
any other terms of the debt warrants.

Debt warrant certificates may be exercised, and those that have been issued separately or, if issued together with debt securities, once detachable, may be exchanged for new debt warrant certificates of different denominations and may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. A debt warrant certificate that is not immediately detachable from a debt security may be exchanged or transferred only with the debt securities to which it was initially attached, and only in connection with the exchange or transfer of such debt securities. Debt warrants for the purchase of debt securities will be in registered form only.

Exercise of Debt Warrants
Each debt warrant will entitle its holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the applicable prospectus supplement relating to the debt warrants. Each holder of a debt warrant may exercise it at any time up to 5:00 p.m., New York City time, on the debt warrant expiration date set forth in the applicable prospectus supplement. After such time, or such later date to which such debt warrant expiration date may be extended by us, unexercised debt warrants will be void.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•
directly to one or more purchasers;

•
through agents;

•
through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by DLA Piper LLP (US), New York, New York. Eversheds Sutherland (US) LLP, Washington, D.C. is also representing us with respect to United States federal tax laws.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Philip Morris International Inc.
$750,000,000 4.750% Notes due 2027
$1,000,000,000 4.875% Notes due 2029
$1,250,000,000 5.125% Notes due 2031
$1,750,000,000 5.250% Notes due 2034
Joint Book-Running Managers
Barclays
Citigroup
Mizuho
BBVA
BofA Securities
Deutsche Bank Securities
Goldman Sachs & Co. LLC
HSBC
Santander
SMBC Nikko
Standard Chartered Bank
UBS Investment Bank
Wells Fargo Securities
Co-Managers
Bank of China
DBS Bank Ltd.
IMI — Intesa Sanpaolo